Exhibit 32

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Bradley E. Rock,  Chairman,  President and Chief Executive  Officer and Anita M. Florek,  Executive  Vice  President and Chief  Financial  Officer of  Smithtown Bancorp,  Inc. (the "Company") each certify in their capacity as officers of the Company that they have  reviewed the annual report of the Company on Form 10-K/A for the  fiscal  year  ended  December  31,  2008  and that to the best of their knowledge:

1.	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2009	By /s/ Bradley E. Rock

Bradley E. Rock
Chairman, President and
Chief Executive Officer

Date: August 7, 2009	By /s/ Anita M. Florek

Anita M. Florek
Executive Vice President and
Chief Financial Officer

The purpose of this  statement  is solely to comply  with Title 18,  Chapter 63, Section  1350 of the United  States Code,  as  amended  by  Section  906 of the Sarbanes-Oxley Act of 2002.

A signed  original of this  written  statement  required by Section 906 has been provided to Smithtown  Bancorp,  Inc. and will be retained by Smithtown Bancorp, Inc. and furnished to the Securities  and Exchange  Commission or its staff upon request.